CANNA-LIFE SALE AND PURCHASE AGREEMENT

This Canna-Life Sale and Purchase Agreement (the "Agreement") is made and effective as of the 30th of April, 20 I5, by and between Mountain High Acquisition Corp., a Colorado corporation (the "Seller"), Evolution Equities Corporation, a Nevada corporation (the "Buyer") and Alan Smith, an individual ("Smith"). The Seller, Buyer and Smith are also referred to herein individually as a "Party" and collectively as the 'Parties."

RECITALS

WHEREAS, the Seller is the legal and beneficial owner of 8,104,000 shares (the "Shares") of Canna-Life Corporation, a Colorado company (the "Company");

WHEREAS, the Shares represent 100% of the issued and outstanding shares of the Company;

WHEREAS, the Seller is indebted to the Buyer in the amount of $42,146.40 as at the date of this Agreement (the "Buyer Payable");

WHEREAS, the Seller is indebted to Smith in the amount of $83,186.21 as at the date of this Agreement (the "Smith Payable');

WHEREAS, Seller has agreed to sell and the Buyer has agreed to buy the Shares and the Parties desire to set forth the terms and conditions governing the purchase and sale of the Shares;

NOW, THEREFORE, for and in consideration of the mutual promises, covenants, and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto agree as follows:

1. Agreement to Sell and Purchase the Shares. In consideration of, and in express reliance upon, the representations and warranties of the Seller, the Buyer and Smith in this Agreement, the Seller hereby agrees to irrevocably transfer and convey the Shares to the Buyer, and the Buyer hereby agrees to pay the aggregate purchase price of$1.00 for the Shares at the Closing (as defined below).

2. Settlement of the Buyer Payable and the Smith Payable. The Buyer and Smith hereby agree to settle the Buyer Payable and the Smith Payable for a total amount of $80,000.00 payable to Buyer in accordance with terms of a Promissory Note attached hereto as Exhibit I.

3. Closing. The closing of the purchase and sale of the Shares under this Agreement shall occur simultaneously with the execution of this Agreement by the Patties. Simultaneously herewith, the Buyer has delivered payment of the purchase price listed above and the Seller has surrendered to the Company’s transfer agent (the "Transfer Agent") the certificate representing the Shares, and has directed the Transfer Agent to issue a new certificate representing the Shares to be registered in the name of the Buyer.

4. Representations and Warranties of Seller. The Seller hereby represents and warrants to the Buyer as follows:

(a)   The Seller has good, valid and marketable title to the Shares free and clear of all of all liens, claims, encumbrances and other restrictions of any kind;

(b)   The Seller has full right and legal authority to sell the Shares to Buyer; and,

(c)   The Shares constitute Seller's entire ownership interest in the Company and Seller has no other equity interests or rights to acquire additional interests in the Company. Seller covenants to defend its title to the Shares from claims originating prior to the date hereof. Seller further agrees and acknowledges that upon the effectiveness of the transfer of the Shares to the Buyer under this Agreement, Seller shall withdraw from, cease to be a shareholder of, and have no further rights or interest as a shareholder in the Company.

5. Execution of Documents. Seller, Buyer and Smith each agree to perform any further acts and execute and deliver any further documents and forms reasonably required or requested by the other, by the Company, or by counsel for either of them or the Company that may be necessary to reflect the transfer from Seller to Buyer of all rights, title, and interest in and to the Shares, and to cooperate with each other for the fulfillment of the terms of this Agreement.

6. Severability and Survival. Each provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall, to the greatest extent possible, not affect the legality or validity of the remainder of this Agreement. All of the terms, representations, warranties, and other provisions of this Agreement shall survive and remain in effect after the date hereof.

7. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Parties, successors, assigns, heirs, beneficiaries, executors, administrators, members, partners, shareholders, agents, employees, and representatives of each party hereto.

8. Controlling Law. This Agreement has been entered into in the State of Colorado, and this Agreement, including any rights, remedies, or obligations provided for hereunder, shall be construed and enforced in accordance with the laws of Colorado.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, each of the undersigned parties has duly executed this Agreement, effective as of the day and year first written above.

SELLER:

MOUNTAIN HIGH ACQUISITIONS CORP.

/s/Richard Stifel

By: Richard Stifel

Its: Secretary, Chief Financial Officer

BUYER:

EVOLUTION EQUITIES CORPORATION

/s/ Alan Smith

By: Alan Smith

Its: President

SMITH:

/s/ Alan Smith

By: Alan Smith

    6501 E. Greenway Pkwy #103-412

    Scottsdale, AZ 85254

EXHIBIT I

PROMISSORY NOTE

$80,000.00	April 30, 2015
Denver, Colorado

RECITALS

A. ALAN SMITH (“Smith”) has personally provided financing totaling $83,186.24 to MOUNTAIN HIGH ACQUISITIONS CORP., a Colorado corporation (“Mountain High”) as at April 30, 2015.

B. EVOLUTION EQUITIES CORPORATION, a Nevada corporation wholly owned by Smith (“Evolution’), has provided financing to Mountain High totaling $42,146.40 as at April 30, 2015.

C. Smith, Evolution and Mountain High wish to settle the combined total of the amounts owing to Smith and Evolution by the issuance of this Promissory Note to Evolution in the principal amount of $80,000.00 as payment in full for the above obligations.

PROMISSORY NOTE

FOR VALUE RECEIVED, Mountain High Acquisitions Corp. (“Mountain High”) promises to pay to Evolution Equities Corporation (“Evolution’), or order, the principal amount of Eighty Thousand Dollars ($80,000.00), in U.S. currency (the “Principal”), together with interest and other charges as set forth in this Promissory Note (“Note”).

Interest.

The unpaid Principal will bear interest from the date of this Note until paid at the rate of five percent (5%) per annum.

From and after an Event of Default (as defined below) the unpaid Principal will bear interest at the rate of twelve percent (10%) per annum.

All interest will accrue on the basis of a 365 day year and actual days elapsed.

Payments. The Principal on this Note will be payable in full within two (2) years from the date of this Note. Interest on this Note will be calculated monthly and will be payable semi-annually on, June 30 and December 31. Failure to pay any amount due within 10 days of the due date shall be an Event of Default.

Prepayment. Mountain High may prepay this Note at any time, in whole or in part, without penalty.

Application of Payments. All payments under this Note will be applied in the following order: (a) attorney fees and costs of collection; (b) late fees; (c) accrued interest; and (d) Principal.

Events of Default. Each of the following will constitute an event of default (“Event of Default”) under this Note:

Mountain High’s failure to pay any installment or other amount due under this Note within 5 days of the date due.

The appointment of a trustee, receiver or other custodian, for any part of Mountain High’s property, which appointment is not discharged within 30 days.

The commencement by or against Mountain High of any case under the United States Bankruptcy Code, or any amendment thereto, or any other bankruptcy, re-organization, receivership, custodianship, or similar proceeding under any state or federal law and, with respect to any such case or proceeding that is involuntary, such case or proceeding is not dismissed within 30 days of filing.

Acceleration Upon Default. At any time following and during any continuation of an Event of Default, at Evolution’s option, the entire unpaid balance of this Note, including all Principal, accrued interest and other amounts payable by Mountain High, will be immediately due and payable without demand, notice or legal process of any kind.

Late Fee. In the event any Principal or interest payment due under this Note is not made within ten days of the date due, Evolution will be entitled, in addition to all other rights and remedies, to charge and collect a late fee of 10% of the unpaid payment. All late fees payable under this Section 7 will be due and payable immediately upon demand.

Security. This Note is unsecured.

General Provisions.

Governing Law; Venue. This Note is to be governed by and construed in accordance with Colorado law. Any suit arising out of or pertaining to this Note must be brought in a state or federal court sitting in the county of Denver, Colorado, which will be the exclusive venue for, and which courts shall have exclusive jurisdiction with respect to, any such suit.

Costs of Collection. Mountain High will pay Evolution all costs and expenses, including without limitation all reasonable attorney fees, incurred in the enforcement or collection of this Note or any judgment hereunder.

Limitation on Interest. In no event will the interest paid or agreed to be paid to Evolution under this Note exceed the highest lawful rate of interest permissible under applicable law.

Modification. This Note is not modifiable except by a written instrument signed by the party to be bound.

No Waiver. No waiver of any default of any provision of this Note will constitute a waiver of any prior or subsequent default of that or of any other provision of this Note. No extension of time for performance of any obligation or act will constitute an extension of time for performance of any other obligation or act.

Successor and Assigns. This Note will be binding upon and inure to Mountain High and Evolution, respectively, and their respective successors, heirs, representatives, and assigns.

Time of Essence. Time is of the essence in this Note and all of its provisions.

Waivers of Mountain High. Mountain High waives demand, presentment for payment, protest, notice of protest and diligence in collection, and consents to the extension by Mountain High of the time for payment, wholly or in part, and the acceptance and release of collateral.

Primary Obligation. The obligations of Mountain High to Evolution are primary and not those of a guarantor, surety or accommodation party.

MOUNTAIN HIGH:

MOUNTAIN HIGH ACQUISITIONS CORP.,

a Colorado Corporation

/s/Richard Stifel

By: Richard Stifel

Title: Chief Financial Officer

EVOLUTION’S ACCEPTANCE

The above Promissory Note is accepted and approved.

/s/ Alan Smith

By: Alan Smith

Its: President and CEO